EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation of our report dated January 23, 2004, relating to the consolidated financial statements of Shore Bancshares, Inc., by reference in Registration Statements No. 333-60214, 333-64317 and 333-64319, each on Form S-8, in Registration Statement No. 333-111967 on Form S-4, as amended by Pre-Effective Amendment No. 1 on Form S-4/A, and in the Annual Report on Form 10-K of Shore Bancshares, Inc., for the year ended December 31, 2003.

/s/ Stegman & Company

Baltimore, Maryland March 12, 2004